Exhibit 99.1

Contact: Max Shevitz	FOR IMMEDIATE RELEASE

President

Tel: 703/925-5590

Email: max_shevitz@learningtree.com

Learning Tree Shares Will Be Delisted from NASDAQ

And Move to the OTCQX Market

Reston, VA, July 13, 2015– Learning Tree International, Inc. (NASDAQ: LTRE) (the “Company”) today notified The NASDAQ Stock Market LLC (“NASDAQ”)  that the Company’s shares of common stock would be delisted from the NASDAQ Global Market (“Global Market”) since the Company no longer satisfies the Global Market’s listing requirements.  The Company's common stock is currently traded on the Global Market under the trading symbol “LTRE.”  The Company is taking the steps necessary to have its common stock quoted for trading in the OTCQX US Market (“OTCQX”), operated by OTC Markets, Inc., under the same trading symbol of “LTRE.”

As previously disclosed, on May 20, 2015, the Company received a notice from NASDAQ that the Company was not in compliance with the minimum stockholders’ equity requirement of $10.0 million for continued listing on the Global Market under NASDAQ Listing Rule 5450. Based on the listing requirements of NASDAQ and the expected financial performance of the Company in the near term, the Company’s common stock will be delisted from the Global Market. The Company has filed an application to have its common stock quoted on the OTCQX.

In accordance with the rules of the Securities and Exchange Commission (“SEC”), the Company will file a notification of removal from listing on the Global Market and deregistration of the Company's common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 with the SEC on or about July 23, 2015. As a result, the Company expects that the last day of trading of its common stock on the Global Market will be on or about July 22, 2015, with trading to commence on the OTCQX the next trading day.

Following commencement of trading of its common stock on the OTCQX, the Company’s common stock will continue to be registered under the Exchange Act and the Company will continue to file financial reports that will be available on the SEC's website, www.sec.gov.

About Learning Tree International

Established in 1974, Learning Tree International is a leading worldwide vendor-independent provider to business and government organizations for the training and education of their information technology (“IT”) professionals and managers. In addition to training, we support our customers by providing a suite of skills enhancement services which help business and government organizations assess the skill level of their IT staff & new hires, determine skill gaps, and define learning paths to enhance the competences of their IT workforce. Learning Tree develops, markets, and delivers a broad, proprietary library of instructor-led courses focused on: web development, IT security, project management, operating systems, databases, networking, software development, leadership, and management and business skills. Courses are offered at Learning Tree Education Centers and training locations around the world, on-site at client facilities, or via the Internet with Learning Tree AnyWare, our web-based, remote-attendance platform. For more information about Learning Tree and its products and services, call 1-888-THE-TREE (1-888-843-8733), or visit the Learning Tree Web site at www.learningtree.com.

Learning Tree Shares Will Be Delisted from NASDAQ

And Move To the OTCQX Market (Page 2)

Cautionary Statement Regarding Forward Looking Statements

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on Learning Tree. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Learning Tree. There can be no assurance that future developments affecting Learning Tree will be the same as those anticipated. Learning Tree cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Investors should not put undue reliance on these forward-looking statements, since they are based on key assumptions about future risks and uncertainties. Some of these risks and uncertainties that could affect Learning Tree and its business include, but are not limited to, whether Learning Tree’s common stock will be accepted for quotation on the OTCQX. Learning Tree is not undertaking any obligation to update forward-looking statements contained herein to reflect future events, developments or changed circumstances.

In order to help the reader assess the factors and risks in Learning Tree's business that could cause actual results to differ materially from those expressed in the forward looking statements, Learning Tree discusses in its 2014 Annual Report on Form 10-K (“Form 10-K”) and Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2015 (“Form 10-Q”), those risks in Item 1A, "Risk Factors". Please read the Form 10-K and the Form 10-Q, including the Risk Factors included therein, which are filed with the Securities and Exchange Commission (“SEC”) and available at the SEC's Internet site (http://www.sec.gov).

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Release Summary: Learning Tree International shares Will Be Delisted from NASDAQ and Move to the OTCQX Market.